EXHIBIT Q(2)
SECRETARY CERTIFICATION OF
BOARD OF DIRECTORS ACTION
     I, Gary Pinkston, hereby certify that I am the duly elected and qualified Secretary of OOK, Inc. (the “Company”), and that as such I am authorized to execute and deliver this Certificate on behalf of the Company, and further certify as follows:
     (i) The following resolution is a true and correct copy of a resolution that was duly and unanimously adopted at a meeting of the Board of Directors of the Company duly called and held on June 6, 2008 at which a quorum was present and participating throughout.
     (ii) The following resolution has not since been amended.
APPROVAL OF POWER OF ATTORNEY

RESOLVED, that the Power of Attorney in the form presented at this Meeting, authorizing Keith D. Geary and Gary Pinkston to execute and sign all amendments and supplements to the Company’s Registration Statement on behalf of the Company’s Directors and principal officers be, and hereby is, approved by the Board of Directors.
     The undersigned has executed this Certificate as Secretary of the Company on this 6th day of June, 2008.

/s/ Gary Pinkston
Gary Pinkston
Secretary

     I, Keith D. Geary, an officer of OOK, Inc. (the “Company”), hereby certify that, Gary Pinkston is, on and as of this 6th day of June, 2008, a duly elected and qualified Secretary of the Company, and is duly authorized and empowered to execute the foregoing Certificate, and his signature thereon is genuine.

Keith D. Geary, President